Exhibit 99.1

Insider Guides, Inc. Unaudited Financial Statements September 30, 2011

INSIDER GUIDES, INC.
UNAUDITED BALANCE SHEET
AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

	September 30,	December 31,
	2011	2010

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,530,190	$8,329,278
Trade accounts receivable, net	6,740,930	7,001,124
Prepaid expenses	969,398	497,477

Total current assets	16,240,518	15,827,879

PROPERTY AND EQUIPMENT, Net	3,890,671	3,993,001

INTANGIBLE ASSETS	1,750,659	825,660

DEPOSITS AND OTHER ASSETS	80,582	98,731

TOTAL	$21,962,430	$20,745,271

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,908,996	$1,778,557
Accrued expenses and other current liabilities	454,995	606,758
Deferred revenue	60,049	44,986
Current portion of long-term debt	2,596,431	2,151,763

Total current liabilities	5,020,471	4,582,064

LONG-TERM DEBT, Net of current portion	2,801,222	2,211,872

Total liabilities	7,821,693	6,793,936

STOCKHOLDERS' EQUITY:
Convertible preferred stock Series A, $.001 par value; 4,490,794 shares authorized at September 30, 2011 and December 31, 2010; 4,096,700 shares issued and outstanding at September 30, 2011 and December 31, 2010; liquidation preference $4,106,122 at September 30, 2011 and December 31, 2010	4,097	4,097
Convertible preferred stock Series B, $.001 par value; 4,516,968 shares authorized at September 30, 2011 and December 31, 2010; 4,318,983 shares issued and outstanding at September 30, 2011 and December 31, 2010; liquidation preference $13,129,708 at September 30, 2011 and December 31, 2010	4,319	4,319
Common stock, $.001 par value; 27,197,985 shares authorized at September 30, 2011 and December 31, 2010; 12,376,111 and 12,256,757 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	12,376	12,257
Additional paid-in capital	20,107,111	19,798,025
Accumulated deficit	(5,987,166)	(5,867,363)

Total stockholders’ equity	14,140,737	13,951,335

TOTAL	$21,962,430	$20,745,271

See Notes to Unaudited Financial Statements

INSIDER GUIDES, INC.
UNAUDITED STATEMENT OF OPERATIONS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2011 AND 2010

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenue	$8,004,733	$6,361,251	$21,388,599	$16,133,793

Operating expenses:
Sales and marketing	1,501,992	710,432	3,846,276	1,887,480
Information technology	1,199,802	946,777	3,485,349	2,854,871
General and administrative	4,149,102	3,099,149	11,407,551	8,729,007
Depreciation and amortization	677,007	712,031	2,277,169	2,158,218

Total operating expenses	7,527,903	5,468,389	21,016,345	15,629,576

Income From Operations	476,830	892,862	372,254	504,217

OTHER INCOME (EXPENSE):
Interest expense	(166,816)	(135,275)	(458,115)	(386,640)
Interest income	4,972	6,255	16,514	19,855

Total other income (expense)	(161,844)	(129,020)	(441,601)	(366,785)

Income (Loss) Before Income Taxes	314,986	763,842	(69,347)	137,432

Income Tax Provision	(28,865)	-	(50,456)	-

Net Income (Loss)	$286,121	$763,842	$(119,803)	$137,432

See Notes to Unaudited Financial Statements

INSIDER GUIDES, INC.
UNAUDITED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2011

	CAPITAL STOCK						ADDITIONAL
	PREFERRED SERIES A		PREFERRED SERIES B		COMMON		PAID-IN	ACCUMULATED
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL

BALANCE, DECEMBER 31, 2010	4,096,700	$4,097	4,318,983	$4,319	12,256,757	$12,257	$19,798,025	$(5,867,363)	$13,951,335

ISSUANCE OF WARRANTS							107,500		107,500

SHARE-BASED COMPENSATION							153,187		153,187

EXERCISE OF STOCK OPTIONS					119,354	119	48,399		48,518

NET GAIN (LOSS)								(119,803)	(119,803)

BALANCE, SEPTEMBER 30, 2011	4,096,700	$4,097	4,318,983	$4,319	12,376,111	$12,376	$20,107,111	$(5,987,166)	$14,140,737

See Notes to Unaudited Financial Statements

INSIDER GUIDES, INC.
UNAUDITED STATEMENT OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2011 AND 2010

	Nine Months Ended September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(119,803)	$137,432
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	2,202,734	2,158,218
Amortization of intangibles	74,435	-
Amortization of debt discount	37,745	45,482
Share-based compensation expense	153,187	148,721
Changes in operating assets and liabilities:
Trade accounts receivable	260,195	(502,766)
Prepaid expenses	(471,920)	(214,831)
Deposits and other assets	18,148	(2,267)
Accounts payable	130,439	540,083
Accrued expenses and other current liabilities	(151,764)	6,451
Deferred revenue	15,063	(47,017)

Net cash provided by operating activities	2,148,459	2,269,506

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,100,405)	(2,205,252)
Purchase of intangible assets	(999,434)	(280,000)

Net cash used in investing activities	(3,099,839)	(2,485,252)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	3,041,628	2,231,425
Exercise of stock options	48,518	32,287
Repayments of notes payable	(1,937,854)	(2,024,276)

Net cash provided by financing activities	1,152,292	239,436

NET INCREASE IN CASH	200,912	23,690

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,329,278	7,028,320

CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,530,190	$7,052,010

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION,
Interest paid	$420,369	$341,158

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Discount of note payable and adjustment to additional paid-in-capital for warrants issued	$107,500	$34,700

See Notes to Unaudited Financial Statements

Insider Guides, Inc.

Notes To Unaudited Financial Statements
September 30, 2011

 1.       Nature Of Operations

Insider Guides, Inc. (the “Company”) operates a social networking website open to people of all ages, with a concentration of members between the ages of 13 and 24. The Company’s site, www.myyearbook.com, was launched in August 2005. The Company generates revenues primarily from advertising fees.

 2.       Summary Of Significant Accounting Policies

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Advertising and custom sponsorship revenues consist primarily of advertising fees earned from the display of advertisements and click-throughs on text based links on the Company’s website. Revenue from online advertising is recognized as impressions are delivered. An impression is delivered when an advertisement appears on pages viewed by members of the Company’s website. Revenue from the display of click-throughs on text based links is recognized as click-throughs occur. Sponsorship revenue is recognized over the time period in which the sponsorship on the website occurs. Revenue from the sale of virtual currency is recognized when redeemed on the Company’s website. The Company records deferred revenue on the accompanying balance sheets when payments for virtual currency are received in advance of usage.

Cash And Cash Equivalents

The Company considers all cash in operating bank accounts, cash on hand, and other investments with a maturity of three months or less as cash and cash equivalents.

Trade Accounts Receivable

Accounts receivable are reported at net realizable value. Accounts are written off when they are determined to be uncollectible based upon management’s assessment of individual accounts. The allowance for doubtful accounts is estimated based upon a periodic review of individual accounts. The allowance for doubtful accounts was $256,000 and $175,000 at September 30, 2011 and December 31, 2010, respectively.

Insider Guides, Inc.

Notes To Unaudited Financial Statements
September 30, 2011

Property And Equipment

Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the assets’ estimated useful lives, ranging from 3 to 7 years.

Intangible Assets

Intangible assets consist of domain names and related registrations and mobile applications. The Company has determined that domain names and related registrations have an indefinite useful life and therefore are not amortized. Mobile applications are amortized on a straight-line basis over their estimated useful lives of 7 years.

Long-Lived Assets

The Company assesses its long-lived assets, specifically amortizable intangibles and equipment, for impairment whenever changes in circumstances indicated that the carrying amount of an asset may not be fully recoverable. The Company assesses indefinite lived intangible assets annually for impairment. As a result of its assessment, the Company does not believe that any impairment in the recoverability of its long-lived assets occurred during 2011 or 2010.

Income Taxes

The Company accounts for income taxes under the provision of FASB Accounting Standards Codification (“ASC”) 740 “Accounting for Income Taxes”.  Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which differences are expected to reverse.  ASC 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return.  There were no uncertain tax positions that met the recognition threshold as of September 30, 2011 and December 31, 2010.

ASC 740 also provides guidance related to, amount other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements.  Any interest and penalties accrued related to unrecognized tax benefits will be recorded in tax expense. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of September 30, 2011 and December 31, 2010, the Company had no accrued interest or penalties related to income taxes.  The Company currently has no federal or state tax examinations in progress.

The Company is subject to federal income tax and various state income taxes.  The Company is no longer subject to examination by federal or state authorities for years before 2006.

Insider Guides, Inc.

Notes To Unaudited Financial Statements
September 30, 2011

Advertising Costs

Advertising costs are expensed as incurred and totaled $354,202 and $75,525 for the three month periods ended September 30, 2011 and 2010, respectively.  For the nine months ended September 30, 2011 and 2010, advertising costs were $911,567 and $80,201, respectively.

Share-Based Compensation

The Company records compensation expense for share-based awards based on the estimated fair value calculated using an option valuation model.

Compensation expense was $46,270 and $40,211 for the three month periods ended September 30, 2011 and 2010, respectively, and $127,961 and $120,510 for the nine months ended September 30, 2011 and 2010, respectively, related to stock options granted to employees. The Black-Scholes option pricing model was used to estimate the option calculated value. The option pricing model requires a number of assumptions, of which the most significant are expected stock price volatility and the expected option term. Since it was not practicable for the Company to estimate the expected volatility of its share price, the Company accounted for its options based on a value calculated using the historical volatility of an appropriate industry sector index. Unvested option compensation expense will be recognized over the remaining option term.

The Company recorded consulting expense of $2,138 and $5,866 for the three month periods ended September 30, 2011 and 2010, respectively, and $25,226 and $28,211 for the nine months ended September 30, 2011 and 2010, respectively, related to stock options granted to non-employees. The Company accounts for stock options granted to non-employees on a fair value basis over the vesting period using the Black-Scholes option pricing model. The initial non-cash charge to operations for non-employee options with vesting is revalued at the end of each reporting period based upon the change in the fair value of the Company’s common stock and amortized to consulting expense over the related vesting period.

 3.       Property And Equipment

Property and equipment consist of the following at September 30, 2011 and December 31, 2010:

	September 30, 2011	December 31, 2010

Servers	$12,365,045	$10,455,551
Computer equipment	574,601	385,630
Leasehold improvements	114,224	114,224
Furniture and fixtures	49,075	47,135

Property and equipment, at cost	13,102,945	11,002,540

Less accumulated depreciation	9,212,274	7,009,539

Property and equipment, net	$3,890,671	$3,993,001

Insider Guides, Inc.

Notes To Unaudited Financial Statements
September 30, 2011

Depreciation expense was $653,882 and $712,031 for the three month periods ended September 30, 2011 and 2010, respectively, and $2,202,735 and $2,158,218 for the nine month periods ended September 30, 2011 and 2010, respectively.

 4.       Intangible Assets

Intangible assets consist of the following at September 30, 2011 and December 31, 2010:

	September 30, 2011	December 31, 2010

Amortized intangibles:
Mobile applications	$657,500	$432,500
Accumulated amortization	(74,435)	-
	583,065	$432,500
Unamortized intangibles,
Domain names	1,167,594	393,160

Total intangible assets	$1.750,659	$825,660

Mobile application amortization expense was $23,125 for the three month period ended September 30, 2011, and $74,435 for the nine month period ended September 30, 2011.  Estimated aggregate amortization expense for each of the next five fiscal years is $92,500.

 5.       Accrued Expenses And Other Current Liabilities

Accrued expenses and other current liabilities consist of the following at September 30, 2011 and December 31, 2010:

	September 30, 2011	December 31, 2010

Compensation and related benefits	$317,495	$452,258
Commissions	137,500	154,500

Total	$454,995	$606,758

Insider Guides, Inc.

Notes To Unaudited Financial Statements
September 30, 2011

 6.       Long-Term Debt

Long-term debt obligations consist of three growth capital term loans and five equipment term loans. The first two growth term loans and the first two equipment term loans consist of the Loan and Security Agreement (“LSA”) entered into on October 1, 2007 and the Extended Loan and Security Agreement (“ESLA”) entered into on February 21, 2008. The third equipment term loan, the Supplemental Loan and Security Agreement (“SLSA”), was entered into on November 21, 2008. The fourth equipment term loan, Supplement Number 2 Loan and Security Agreement (“S2LSA”) was entered into on January 22, 2010. The third growth term and fifth equipment term loans, Loan and Security Agreement Number 2 (“LSA2”), were entered into on December 13, 2010. Long-term debt consists of the following at September 30, 2011 and December 31, 2010:

	Original Borrowings	Interest Rates	September 30, 2011	December 31, 2010

Growth term loans:
LSA	$900,000	12.50%	$-	$-
ELSA	1,000,000	12.50%	-	113,170
LSA2	432,500	12.50%	329,167	93,788

Equipment term loans:
LSA	1,100,000	12.00%	-	-
ELSA	1,000,000	12.00%	-	133,012
SLSA	2,500,000	12.60%	527,742	1,168,287
S2LSA	2,500,000	12.50%	1,532,965	2,087,457
LSA2	3,567,500	12.50%	3,141,218	831,605

Total			5,531,092	4,427,319

Less current portion			2,596,431	2,151,763
Less unamortized discount			133,439	63,684

Total long-term debt			$2,801,222	$2,211,872

The LSA and ELSA growth term loans each require interest only payments of 1.042% per month for six months, after which time the principal is payable over a 30 month period at a fixed interest rate of 12.50% per annum. The LSA and ELSA equipment term loans are each payable over a 36 month period at a fixed interest rate of 12.00% per annum. The SLSA equipment term loan is payable over a 36 month period at a fixed interest rate of 12.60% per annum. The S2LSA equipment term loan is payable over a 36 month period at a fixed interest rate of 12.50% per annum. The LSA2 equipment term loan is payable over a 36 month period at a fixed interest rate of 12.50% per annum. Borrowings for soft costs associated with the LSA2 equipment term loan and the LSA2 growth term loan, as defined in the LSA2, are payable over a 30 month period at a fixed interest rate of 12.50% per annum.
All of the loans are collateralized by substantially all the assets of the Company and contain certain covenants.

Insider Guides, Inc.

Notes To Unaudited Financial Statements
September 30, 2011

In connection with the LSA and ELSA, the Company granted the lender warrants entitling them to purchase 144,666 and 149,656 shares, respectively, of the Company’s Series A Preferred Stock. The warrants entitle the lender to purchase the preferred shares beginning after October 1, 2007, until March 31, 2015 for the LSA, and beginning on February 21, 2008, until September 30, 2015 for the ELSA, at an exercise price of $1.0023 per share. The exercise price is subject to adjustment under certain circumstances specified in the warrant agreements. At the date of the grant for the LSA in 2007, the Company calculated the fair value of the warrants to be $58,665, which was recorded as a discount to debt and to additional paid-in capital. At the date of the grant for the ELSA, the Company calculated the fair value of the warrants to be $50,883, which was recorded as a discount to debt and to additional paid-in capital.

In connection with the SLSA, the Company granted the lender warrants to purchase up to 52,426 shares of the Company’s Series B Preferred Stock. The warrants entitle the lender to purchase the preferred shares beginning after November 21, 2008, until June 30, 2016, at an exercise price of $3.04 per share. The exercise price is subject to adjustment under certain circumstances specified in the warrant agreement. The Company drew down the available proceeds of the SLSA in two separate draws in 2008 and 2009. At the date of the grant in 2008, the Company calculated the fair value of the warrants to be $12,082, which was recorded as a discount to debt and to additional paid-in capital. At the date of the grant in 2009, the Company calculated the fair value of the warrants to be $20,003, which was recorded as a discount to debt and to additional paid-in capital.

In connection with the S2LSA, the Company granted the lender warrants to purchase up to 52,426 shares of the Company’s Series B Preferred Stock. The warrants entitle the lender to purchase the preferred shares beginning after January 22, 2010, until December 31, 2017, at an exercise price of $3.04 per share. The exercise price is subject to adjustment under certain circumstances specified in the warrant agreement. The Company drew down the available proceeds of the S2LSA in ten separate draws in 2010. At the date of the grants in 2010, the Company calculated the fair value of the warrants to be $39,826, which was recorded as a discount to debt and to additional paid-in capital.

In connection with the LSA2, the Company granted the lender warrants to purchase up to 93,133 shares of the Company’s Series B Preferred Stock. The warrants entitle the lender to purchase the preferred shares beginning after December 13, 2010, until December 31, 2018, at an exercise price of $3.04 per share. The exercise price is subject to adjustment under certain circumstances specified in the warrant agreement. The Company drew down the available proceeds of the LSA2 in eight separate draws in 2010 and ending September 30, 2011. At the date of the grant in 2011, the Company calculated the fair value of the warrants to be $127,430, which was recorded as a discount to debt and to additional paid-in capital.

The debt discounts are amortized using the straight-line method over the terms of the related debt. Amortization expense was $16,468 and $19,171 for the three month periods ended September 30, 2011 and 2010, respectively, and $37,745 and $45,482 for the nine month periods ended September 30, 2011 and 2010, respectively.  Amortization expense was recorded as interest expense on the Company’s statement of operations.

Insider Guides, Inc.

Notes To Unaudited Financial Statements
September 30, 2011

As of September 31, 2011, principal payments of long-term debt are due as follows:

Years ending December 31:
2011	$741,780
2012	2,405,191
2013	1,903,368
2014	480,753

Total principal outstanding	5,531,092

Less unamortized discount	133,439

Total	$5,397,653

 7.       Preferred Stock

On October 30, 2006, the Company entered into and executed the Series A Preferred Stock Purchase Agreement (“Series A Agreement”). Under the terms of the Series A Agreement, the Company amended and restated its Certificate of Incorporation to allow for the issuance of 4,096,700 shares of preferred stock, all of which are designated as Series A Preferred Stock (“Series A Preferred”) and sold the Series A Preferred to investors for $4,106,122.

On September 28, 2007, in connection with warrants issued to a lender (Note 6), the Company again amended and restated its Certificate of Incorporation to have authority to issue 21,244,438 shares of common stock and 4,341,138 shares of preferred stock, designated as Series A Preferred.

On February 21, 2008, in connection with warrants issued to a lender (Note 6), the Company again amended and restated its Certificate of Incorporation to have authority to issue 21,394,094 shares of common stock and 4,490,794 shares of preferred stock, designated as Series A Preferred.

On July 16, 2008, the Company entered into and executed the Series B Preferred Stock Purchase Agreement (“Series B Agreement”). Under the terms of Series B Agreement, the Company amended and restated its Certificate of Incorporation to have authority to issue 27,000,000 shares of common stock and 4,318,983 shares of additional preferred stock, all of which are designated as Series B Preferred Stock (“Series B Preferred”). The Company sold the Series B Preferred to investors for $11,500,837 and converted $1,303,098 of outstanding debt and accrued interest into Series B Preferred shares.

On December 10, 2010, in connection with warrants issued to a lender (Note 6), the Company again amended and restated its Certificate of Incorporation to have authority to issue 27,197,985 shares of common stock and 4,516,968 shares of preferred stock, designated as Series B Preferred.

The Series A Preferred and Series B Preferred are convertible into common stock at the holder’s option at the defined conversion ratio of 1:1. All outstanding shares of Series A Preferred and Series B Preferred automatically convert into common stock upon the affirmative vote of at least seventy percent of outstanding Series A Preferred and Series B Preferred or the consummation of a firmly underwritten public offering, as defined. The Series A Preferred and Series B Preferred have voting rights equivalent to the number of shares of common stock into which it is convertible. The holders of Series A Preferred and the holders of Series B Preferred are both entitled to elect one member each to the Company’s Board of Directors.

Insider Guides, Inc.

Notes To Unaudited Financial Statements
September 30, 2011

The holders of common stock are entitled to elect two members to the Company’s Board of Directors. Any additional Directors are elected by holders of common stock, Series A Preferred and Series B Preferred. The holders of Series A Preferred and Series B Preferred are entitled to receive dividends of $.0601 and $.1824, respectively, per share per annum, if declared by the Board of Directors prior and in preference to the common stock holders. In addition, the holders of the Series A Preferred and Series B Preferred are entitled to a liquidation preference equal to the original purchase price of $1.0023 and $3.04, respectively, per share plus any accrued unpaid dividends in the event of a liquidation, as defined.

In connection with the sale of the Series B Preferred, the Company and its common and preferred shareholders have entered into a Right of First Refusal and Co-Sale Agreement dated July 15, 2008, which supersedes the prior Right of First Refusal and Co-Sale Agreement dated October 30, 2006, whereby the parties have the first right of refusal to purchase the stock of a shareholder who has a bona fide purchaser of their shares.

 8.       Stock Options

On October 30, 2006 the Company adopted the 2006 Equity Incentive Plan (the “2006 Plan”). Under the 2006 Plan, the Company may grant incentive stock options (“ISO’s”), non-qualified stock options (“NSO’s”), restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units and performance shares to selected employees and non-employee directors. At September 30, 2011, 4,540,395 shares of the Company’s common stock were authorized for issuance under the 2006 Plan for stock option awards. ISO’s granted under the 2006 Plan become exercisable over a four-year period beginning one year from the grant date and expire ten years after the date of grant. NSO’s granted under the 2006 Plan vest and shall become exercisable as determined by the Board of Directors. Options granted to date have been granted at exercise prices ranging from $0.24 to $1.83 per share.

The Company uses the Black-Scholes option pricing model to measure the grant date calculated value of stock options that uses the assumptions noted in the table below. The options generally vest over the requisite service period, which is equal to the option vesting period of 4 years for ISO’s and 2 years for NSO’s. Generally, the Company uses expected volatilities and risk free interest rates that correlate with the expected term of the option when estimating the option’s fair value. The Company utilizes the simplified method to estimate the expected life of the option, which is equal to the average of the vesting term and contractual term. Expected volatility is based on historical volatility of the stock prices of comparable companies and the risk free interest rate is based on bond yields with equivalent terms. The Company used assumptions as set forth in the following table:

	ISO’s – September 30,		NSO’s – September 30,
	2011	2010	2011	2010

Expected volatility range	44.6-45.2%	46.0-46.4%	45.6-50.7%	56.0-64.6%
Dividend yield	-	-	-	-
Expected life, years	6.1	6.1	8.4-8.7	8.0-9.9
Risk free interest rate	1.8-2.5%	2.7-2.8%	2.8-3.3%	3.2-3.9%

Insider Guides, Inc.

Notes To Unaudited Financial Statements
September 30, 2011

The following is a summary of the Company’s stock option activity and related information for the nine month period ended September 30, 2011 and 2010:

	Nine Months Ended September 30, 2011
	Number Of Common Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In Years)

Outstanding at the beginning of the period	3,777,419	$0.43	7.63
Granted	407,500	1.35	9.92
Cancelled or forfeited	(10,718)	0.27	6.10
Exercised	(279,437)	0.49	8.59

Outstanding at the end of the period	3,894,764	$0.54	7.84

Exercisable at the end of the period	2,813,405	$0.22	6.69

	Nine Months Ended September 30, 2010
	Number Of Common Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In Years)

Outstanding at the beginning of the period	3,255,722	$0.39	7.91
Granted	636,245	0.58	9.64
Cancelled or forfeited	(97,285)	0.33	7.43
Exercised	(86,009)	0.51	8.68

Outstanding at the end of the period	3,708,673	$0.40	7.05

Exercisable at the end of the period	2,154,560	$0.31	6.38

The weighted average grant-date fair value of options granted during the nine month periods ended 2011 and 2010 was $0.42 and $0.28 each for ISO’s, respectively.  There were no NSO’s granted in the nine month periods ended September 30, 2011 and 2010. The total intrinsic value of options exercised during the nine month periods ended September 30, 2011 and 2010 was $1,962 and $27,254 for ISO’s, respectively, and $0 for NSO’s, for the nine month periods ended September 30, 2011 and 2010.

Insider Guides, Inc.

Notes To Unaudited Financial Statements
September 30, 2011

As of September 30, 2011 and December 31, 2010, respectively, there was unrecognized compensation expense of $363,008 and $309,160 related to nonvested share-based compensation arrangements for ISO’s and $592 and $5,882 for NSO’s under the 2006 Plan. The unrecognized compensation expense at September 30, 2011 is expected to be recognized over a period of 3.27 years for the ISO’s.

Cash received from the exercise of options under the 2006 Plan for the nine month periods ended September 30, 2011 and 2010 was $2,891 and $32,647 respectively.

9.       Commitments And Contingencies

Operating Leases

The Company conducts its operations in leased facilities. The leases provide for renewal options. The facility leases represent operating leases and, accordingly, rent expense is charged to operations as incurred. The total lease expense was $381,872 and $346,595 for the three month periods ended September 30, 2011 and 2010, respectively, and $1,131,578 and $1,040,828 for the nine month periods ended September 30, 2011 and 2010, respectively.

As of September 30, 2011, the future minimum rental payments due under noncancelable operating leases are as follows:

Years ending December 31:
2011	$353,375
2012	1,325,650
2013	653,085
2014	437,762
2015	448,706
2016	459,923

10.      Concentration Of Credit Risk

The Company maintains cash with financial institutions. At times throughout the period, amounts on deposit exceeded federally insured limits. As of September 30, 2011 and December 31, 2010, the Company’s uninsured cash balances totaled $7,821,109 and $7,630,575, respectively. Management believes the risk of loss is minimal.

11.      Subsequent Events

On November 10, 2011, the Company merged with Quepasa Corporation and is now a wholly-owned subsidiary. In connection with the merger, security holders of the Company received $18 million of cash and 17 million shares of Quepasa common stock, without giving effect to cash paid for fractional shares. The convertible preferred stock Series A and Series B, options and warrants referred to in these notes are no longer outstanding.